UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: February 22, 2005 (Date of earliest event reported)
Portfolio Recovery Associates, Inc. (Exact name of registrant as specified in its charter)
DE (State or other jurisdiction of incorporation)	000-50058 (Commission File Number)	75-3078675 (IRS Employer Indentification Number)
	120 Corporate Boulevard, Norfolk, Virginia (Address of principal executive offices)	23502 (Zip Code)
Registrant's telephone number, including area code: 888-772-7326

Item 7.01. Regulation FD Disclosure

In accordance with guidance from the Securities and Exchange Commission in Release No. 33-8216, the information furnished under this item 7.01 ("Regulation FD Disclosure") is intended to be furnished under Item 2.02 ("Results of Operations and Financial Condition"). The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

99.1       Press Release of Portfolio Recovery Associates, Inc. dated February 22, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005	PORTFOLIO RECOVERY ASSOCIATES, INC. By: /s/ Kevin P. Stevenson Kevin P. Stevenson EVP/CFO